                                                                    EXHIBIT 10.1

                       LIMITED LIABILITY COMPANY AGREEMENT

        THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") made this 17th day of March, 2005, is entered into by and between TRIMEDIA ENTERTAINMENT GROUP, INC., a Delaware corporation with an address of 1080 N. Delaware Avenue, 8th Floor, Philadelphia, PA 19125 ("TRIMEDIA") and INTERNATIONAL EQUITIES GROUP, INC., a Florida corporation with an address of 9 Fiesta Way, Fort Lauderdale, Fl 33301 ("IEG") (each a "MEMBER" and collectively, the "MEMBERS").

        The Members hereby form a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the "Act "), and hereby agree as follows:

1. NAME. The name of the limited liability company is Battle Rap, LLC (the "Company").

2. TERM. The term of the Company shall continue until the Company is dissolved. The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events:

        (a)     the sale of all or substantially all of the Company's assets;

        (b)     the unanimous vote of the Members; or

        (c)     judicial dissolution of the Company as provided for in the Act.

3. PURPOSE. The purpose of the Company shall be to undertake one or more development projects in the entertainment industry, including without limitation development of the Battle Rap video brand for entertainment content, including online interactive gaming, merchandise, film and music productions and television programming and other business opportunities. The foregoing enumerated objectives and purposes shall not be limited or restricted by reference to, or inference from, the terms of any other portion of this Agreement, and shall be regarded as independent. They are intended to be and shall be construed as powers as well as purposes and objects of the Company and shall be in addition to and not in limitation of the general powers of limited liability companies under the laws of the State.

4. MEMBERS. The names and the business, residence, or mailing addresses of the Member are as set forth in the heading of this Operating Agreement.

5. POWERS. The business and affairs of the Company shall be managed by the Members. The Members shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the Act. Except as expressly provided herein, any action by the Members shall require the consent of Members holding than 50% greater/ aggregate Percentage Interest.

6. CAPITAL CONTRIBUTIONS. Each of the initial Members shall contribute capital to the Company as follows: TRIMEDIA's Capital Contribution shall be in the form of 2,000,000 shares of TRIMEDIA's common stock, which shall be immediately distributed to IEG or its designees, and IEG's Capital Contribution shall be through the assignment of all intellectual property rights to the "Battle Rap" concept, including without limitation the existing "Battle Rap" video gaming project, and $300,000 in cash or credit for expenses paid on behalf of the Company.

7. PERCENTAGE OWNERSHIP. The percentage ownership interest ("Percentage Interest") in the Company of each Member shall be as follows:

                IEG                                90%
                TRIMEDIA                           10%
                                                  ---
                TOTAL                             100%
                                                  ===

8. ALLOCATION OF PROFITS AND LOSSES. The Company's profits and losses shall be allocated among the Members according to their respective Percentage Interests.

9. DISTRIBUTIONS. Distributions of Available Cash Flow shall be made to the Members at the times and in the aggregate amounts determined by the Members, but in any event no less often than quarterly. Distributions shall be made to the Members according to their respective Percentage Interests. "AVAILABLE CASH FLOW" shall mean the Company's cash receipts from operations in a particular period, and excluding without limitation receipts from (i) capital contributions, or (ii) a financing or refinancing of Company assets or other loans to the Company, less cash expenditures paid or payable with respect to such period and less any reserves established in the discretion of the Managers.

10. TRIMEDIA OPTION. During the first sixty (60) days following the date hereof, TRIMEDIA shall have the option, at any time and from time to time, to purchase up to an additional 39.9% Percentage Interest for an aggregate Capital Contribution of $300,000. The additional Percentage Interest purchased by TRIMEDIA upon exercise of the option shall be equal to 39.9% times a fraction, the numerator of which is the Capital Contribution made by TRIMEDIA upon such exercise and the denominator of which is $300,000. By way of example, if TRIMEDIA elects to make a Capital Contribution of $200,000, it will receive a 26.6% increase in its Percentage Interest (39.9% times $200,000/$300,000), from 10% to 36.6%. The option shall be exercisable by written notice of exercise from TRIMEDIA to the Company, accompanied by payment of the applicable Capital Contribution. Upon exercise of the option in whole or in part, this Limited Liability Company Agreement shall be amended to (i) to reflect the additional Percentage Interest owned by TRIMEDIA, and (ii) to otherwise read in full in the form attached hereto as Exhibit A. In connection with any such exercise, IEG hereby appoints TRIMEDIA as its attorney in fact to effect the amendments set forth in the preceding sentence.

11. LIABILITY OF MEMBERS. The Members shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

12. GOVERNING LAW. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, without regard to the law of conflict of laws, all rights and remedies being governed by said laws.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Operating Agreement as of the 17th day of March, 2005.

                                             TRIMEDIA ENTERTAINMENT GROUP, INC.


                                             By: /s/ Christopher Schwartz
                                                 -------------------------------
                                                 Christopher Schwartz, CEO


                                             INTERNATIONAL EQUITIES GROUP, INC.


                                             By: /s/Joseph Safina
                                                 -------------------------------
                                                 Joseph Safina, CEO

                                                                       Exhibit A
                                                                       ---------

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                                 BATTLE RAP, LLC

        THIS OPERATING AGREEMENT (this "AGREEMENT") of Battle Rap, LLC (the "COMPANY") is entered into and shall be effective as of the 17th day of March, 2005 (the "EFFECTIVE DATE"), as amended through ______________, 2005, by and between TRIMEDIA ENTERTAINMENT GROUP, INC. ("TRIMEDIA") and INTERNATIONAL EQUITIES GROUP, INC. ("IEG") (each a "MEMBER" and collectively, the "MEMBERS"), on the following terms and conditions.

                                    RECITALS

        WHEREAS, the Company was formed by the filing of a Certificate of Organization with the Department of State of the State of Delaware on January 25, 2005;

        WHEREAS, the Members desire to set forth in this Agreement the terms of their understandings and agreement concerning the management and operation of the Company.

        NOW, THEREFORE, incorporating the entire background herein by reference, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        1.1 Definitions. Capitalized terms used in this Agreement and not defined elsewhere herein shall have the following meanings:

        "ACT" means the Delaware Limited Liability Company Act, as amended from time to time.

        "ADDITIONAL MEMBER" means a Member other than TRIMEDIA and IEG or a Substituted Member.

        "AFFILIATE" means, as to any Person, any other Person controlled by, under the control of, or under common control with, such Person, or any Person who is an officer, director, manager, general partner or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, manager, general partner or trustee or serves in a similar capacity.

        "AGREEMENT" means this Operating Agreement of Battle Rap, LLC, as amended from time to time.

        "AVAILABLE CASH FLOW" shall mean the Company's cash receipts from operations in a particular period, and excluding without limitation receipts from (i) capital contributions, or (ii) a financing or refinancing of Company assets or other loans to the Company, less cash expenditures paid or payable with respect to such period and less any reserves established in the discretion of the Managers.

        "BANKRUPT" means, with respect to any Person, a Person that makes an assignment for the benefit of creditors; files a voluntary petition in bankruptcy; is adjudicated a bankrupt or insolvent or has entered against it an order for relief in any bankruptcy or insolvency Proceedings which remains in force for more than 90 days; files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any Proceeding of this nature; seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties; does not have dismissed within 120 days after its commencement, any Proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; or, if within 90 days after the appointment without its consent of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed or if, within 90 days after the expiration of any such stay, the appointment is not vacated.

        "BOARD OF MANAGERS" means the group of Persons appointed pursuant to
Section 4.4 hereof and in whom the management and control of the Company and its business and affairs is vested, subject to and in accordance with the terms of this Agreement.

        "CAPITAL ACCOUNT" means the account to be established and maintained by the Company for each Member in accordance with Section 6.1.

        "CAPITAL CONTRIBUTION" means, with respect to any Member, the amount of cash, or the value (as reasonably determined by the Managers) of property, which a Member has contributed to the Company.

        "CERTIFICATE" has the meaning set forth in Section 2.1.

        "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

        "COMPANY MINIMUM GAIN" shall have the same meaning as "PARTNERSHIP MINIMUM GAIN" has under Regulations Section 1.704-2(b)(2).

        "DEPARTMENT OF STATE" means the Department of State of the State of Delaware.

        "DISTRIBUTION" means a transfer of cash or other Company assets described in either Article7 or Article13 that is made to a Member or former Member.

        "EFFECTIVE DATE" has the meaning set forth in the preamble of this Agreement.

        "FAIR MARKET VALUE" shall mean, as to any asset, the value that a willing buyer would pay a willing seller, based on all of the relevant facts and circumstances, including, in the case of Units, factors such as discounts for nonmarketability, minority interests, liquidation preferences, and restrictions on transferability, which determination of Fair Market Value shall be binding on all parties absent manifest error. Fair Market Value shall be determined by the Company's accountants; provided that the Fair Market Value of Units shall be determined by an independent appraiser experienced in the valuation of privately held companies selected by the Company and reasonably satisfactory to the Member whose Units are being valued.

        "FISCAL YEAR" shall have the meaning set forth in Section 9.1.

        "FORMER MEMBER" has the meaning set forth in Section 10.4.

        "GROSS ASSET VALUE" shall mean, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as adjusted by the Managers as provided herein.

        "MAJORITY" or "MAJORITY IN INTEREST" means, with respect to the Managers or Members as a whole, those Managers or Members entitled to cast a majority of votes entitled to vote on the matter in question.

        "MANAGERS" means those Persons appointed by the respective Members to the Board of Managers.

        "MEMBER" means each of TRIMEDIA and IEG and any Additional Members or Substituted Members admitted to the Company pursuant to Article 3 or Article10 of this Agreement. Reference to a "Member" shall refer to any one of the Members without distinction unless otherwise indicated.

        "MEMBER NONRECOURSE DEBT" shall have the same meaning as "PARTNER NONRECOURSE DEBT" has under Regulations Section 1.704-1(a)(2).

        "MEMBER NONRECOURSE DEBT MINIMUM GAIN" shall have the same meaning as "PARTNER NONRECOURSE DEBT MINIMUM GAIN" has under Regulations
Section 1.704-2(i)(2).

        "MEMBER NONRECOURSE DEDUCTIONS" shall have the same meaning as "PARTNER NONRECOURSE DEDUCTIONS" has under Regulations Section 1.704-2(i)(1).

        "MEMBERSHIP INTERESTS" mean the ownership interest of a Member in the Company from time to time, including the right of such Member to any and all Distributions (liquidating and otherwise) and allocations of Net Profit(s) and Net Loss(es) to which such Member may be entitled, as provided in this Agreement and in the Act, together with the management and participation rights devolving on such Member by virtue of its status as a "member" under the Act and as specifically set forth in this Agreement, and the obligations of such Member to comply with all the terms and provisions of this Agreement and of the Act. Membership Interests may be segmented into and/or expressed as a percentage of various rights and/or obligations, as provided herein.

        "NET PROFIT(S)" and "NET LOSS(ES)" shall mean, for each fiscal period, an amount equal to the Company's taxable income or loss for such period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss) with the following adjustments:

                (i) Such taxable income or loss shall be increased by the amount of all income during such period that is exempt from U.S. federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this paragraph;

                (ii) Such taxable income or loss shall be decreased by the amount of all expenditures made by the Company during such period which are described in Section 705(a)(2)(B) or treated as so described pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this paragraph;

                (iii) In the event that the Gross Asset Value of any Company asset is adjusted pursuant to Section 6.2 of this Agreement, the amount of such adjustments shall be treated as an item of gain or loss from the disposition of such asset and shall be taken into account for purposes of computing Net Profit or Net Loss;

                (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; and

                (v) Any items that are specially allocated pursuant to the provisions of Section 8.3 shall not be taken into account in computing Net Profit or Net Loss.

        "NOTICE" shall mean notification in writing as set forth in Section
16.1.

        "OFFERED UNITS" has the meaning set forth in Section 10.3.

        "OFFERING MEMBER" has the meaning set forth in Section 10.3.

        "PERCENTAGE INTEREST" means, with respect to any Member, the percentage Membership Interest held by such Member, expressed as the ratio of the number of Units held by such Member to the number of all Units outstanding at any given time.

        "PERSON" means an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, trust or unincorporated organization, joint stock company or other similar organization, government or any political subdivision thereof, or any other legal entity.

        "PRIME RATE" shall mean the Prime Rate from time to time published in the Wall Street Journal.

        "PROCEEDING" means any judicial or administrative trial, hearing or other activity, civil, criminal or investigative, and appeals or reviews of any of the foregoing, the result of which may be that a court, arbitrator or governmental agency may enter a judgment, order, decree or other determination which, if not appealed and reversed, would be binding upon the Company, a Member or other Person subject to the jurisdiction of such court, arbitrator or governmental agency.

        "REGULATIONS" shall mean the regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

        "REGULATORY ALLOCATIONS" has the meaning set forth in Section 8.3(f).

        "REMAINING MEMBERS" has the meaning set forth in Section 10.3.

        "REORGANIZATION" has the meaning set forth in Section 5.4.

        "SECRETARY OF STATE" shall mean the Secretary of State of the State of Delaware.

        "STATE" shall mean the State of Delaware.

        "SUBSTITUTED MEMBER" has the meaning set forth in Section 10.6.

        "TAX DISTRIBUTIONS" has the meaning set forth in Section 7.1.

        "TAX PAYMENT LOAN" has the meaning set forth in Section 7.5.

        "TAXABLE YEAR" means the taxable year of the Company as determined pursuant to Section 706 of the Code.

        "TERM" has the meaning set forth in Section 2.4.

        "TERMINATION DATE" has the meaning set forth in Section 2.4.

        "TRANSFER" means any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

        "TRIGGERING EVENT" has the meaning set forth in Section 10.4.

        "UNITS" shall mean the Units into which the Membership Interests of the Company are divided from time to time, which Units shall be issued to the Members in exchange for Capital Contributions as determined by the Managers in accordance with Article 3 below.

        "UNRETURNED CAPITAL CONTRIBUTION" with respect to any Member means all cash paid toward such Member's Capital Contribution, reduced by distributions made to such Member pursuant to Section 7.3.

        "WITHHOLDING TAX ACT" has the meaning set forth in Section 7.5.

                                    ARTICLE 2
                                   THE COMPANY

        2.1 Formation of the Company. The Company was formed by filing the Certificate of Organization (the "CERTIFICATE") on the 25th day of January, 2005 with the Department of State.

        2.2     Company Name and Office.

                (a)     The name of the Company shall be "BATTLE RAP, LLC."

                (b) The Company shall maintain a registered office in the State, and the name and address of the Company's registered agent in the State shall be as specified in the Certificate. Such office and such agent may be changed from time to time by the Managers.

                (c) The principal office of the Company shall be located at such address within or without the State as is selected by the Managers. The Company may maintain such additional offices as may be designated from time to time by the Managers for the purpose of carrying out the business of the Company.

        2.3     Objective and Policy of the Company.

                (a) The Company's primary business shall be to undertake one or more development projects in the entertainment industry, including without limitation development of the Battle Rap video brand for entertainment content, including online interactive gaming, merchandise, film and music productions and television programming and other business opportunities. The foregoing enumerated objectives and purposes shall not be limited or restricted by reference to, or inference from, the terms of any other portion of this Agreement, and shall be regarded as independent. They are intended to be and shall be construed as powers as well as purposes and objects of the Company and shall be in addition to and not in limitation of the general powers of limited liability companies under the laws of the State.

                (b) The Company shall have all the powers permitted by law that are necessary or desirable in carrying out the purposes and business of the Company.

        2.4 Term of the Company. The term of the Company (the "TERM") shall commence on the Effective Date and shall continue until the Termination Date or any earlier dissolution as provided for in Article13 hereof. Upon any dissolution of the Company, the winding up of its affairs shall be conducted in accordance with the provisions of Article13 hereof.

        2.5 Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than the State, the Managers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Managers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.

                                    ARTICLE 3
                            ADMISSION, WITHDRAWAL AND
                  REDEMPTION OF MEMBERS; CAPITAL CONTRIBUTIONS

        3.1     Admission of Members.

                (a) As of the Effective Date, TRIMEDIA and IEG shall be deemed admitted to the Company as Members. The Members' respective Capital Contributions, the number of Units respectively issued to each Member with respect to his or its Capital Contributions, and his or its respective status as a Member, shall be reflected on the books and records of the Company.

                (b) Any Additional Member, or any Substituted Member admitted pursuant to Article10 hereof, shall be admitted to the Company as of the date on which such Member executes and delivers to the Company such documentation as the Managers deem appropriate.

                (c) The Company shall not issue any certificates in evidence of its Units, but shall reflect each Member's Units on its books and records. All Units so reflected shall be fully paid and non-assessable (except as provided herein) upon their issuance by the Company as reflected on its books and records. The Company may issue fractional Units.

        3.2     Capital Contributions.

                (a) Each of the initial Members has contribute capital to the Company as set forth opposite his or its name on Schedule A hereto, and shall receive the number of Units set forth opposite his or its name on Schedule A hereto.

                (b) On or prior to the date of admission of any Additional Member, and prior to the issuance of any additional Units to an existing Member, each such Member shall agree to and shall make a Capital Contribution in the amount, if any, and at the time or times determined by the Managers and set forth opposite such Member's name on Schedule A.

                (c) Except as otherwise provided in this Agreement, a Member is not entitled to the return of any part of his or its Capital Contribution or to be paid interest in respect of any Capital Account or Capital Contribution. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contribution.

        3.3 Loans. In the event that at any time the Managers determine that additional funds are required by the Company, the Managers, acting for and on behalf of, and in the name of, the Company, shall have the right, but not the obligation, to cause the Company to borrow such additional funds from commercial banks, savings and loan associations and/or other lending institutions or other Persons (including Members).

        3.4 Additional Members. Additional Persons may be admitted to the Company as Members and Units may be created and issued to those Persons on such terms and conditions as the Managers may determine at the time of issuance without regard to the rights and privileges of the existing Members. The Managers from time to time may sell additional Units, accept additional Capital Contributions or subscriptions therefor and admit Additional Members to the Company without the consent of the existing Members upon a determination by the Managers that such additional Capital Contributions are reasonably required for the Company's operations. The new Membership Interests may have preferences as to distributions and/or allocations which differ from, and may be senior to, the existing Membership Interests, and may have a the Capital Contribution required per Unit that is more or less than that of the initial Members, all as reasonably determined by the Managers to be in the best interests of the Company. Upon acceptance of any additional Capital Contributions or the admission of any addition Members, Schedule A to this Agreement shall be amended appropriately.

        3.5     Liability of Members.

                (a) The liability of each Member to the Company is limited to such Member's Capital Contributions as specified in Schedule A hereof, as it may be amended from time to time by agreement of the Managers and such Member. Such Capital Contributions constitute the only funds that the Members are required to furnish to the Company, whether by way of contribution of capital, loan or otherwise. The Members shall have no personal liability for the obligations of the Company.

                (b) Except as may otherwise be required by the Act, no Member shall be liable for a return of the assets of the Company delivered to such Member.

                (c) To the full extent allowed by applicable law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

        3.6 Withdrawal. No Member may withdraw as a Member voluntarily, nor shall any Member have the right to have its Units redeemed by the Company except as otherwise provided in this Agreement, prior to the expiration of the Term.

                                    ARTICLE 4
                    MANAGEMENT AND OPERATIONS OF THE COMPANY

        4.1 Management Generally. The business and affairs of the Company shall be managed under the direction of a board of managers having one member at all times (the "BOARD OF MANAGERS"); provided that if TRIMEDIA has a Percentage Interest of 33%, the Board of Managers thereafter shall have three members at all times. No Manager in his or her individual capacity as such shall have the authority or capacity to bind the Company or conduct its business unless specifically authorized to do so by the Managers acting as a body. The Managers shall act on behalf of the Company only as a body, either by an affirmative Majority Vote cast at a meeting duly called and at which a quorum is present, or alternately, by Majority written consent. Similarly, no Member in its capacity as such shall have the authority or capacity to bind the Company or conduct its business, but shall have only such voting and other management and participation rights as are specifically set forth herein.

        4.2     Management Powers of the Managers.

                (a) Without in any way limiting the generality of the foregoing, but subject to the express provisions of this Agreement and the provisions of the Act, the Managers shall have on behalf of the Company all rights and powers that may be possessed by a manager under the Act, to manage and administer the Company in accordance with the terms of this Agreement and to perform all acts which they may, in their discretion, deem necessary or desirable (which powers are hereby delegated to the extent provided herein to the officers of the Company). The Managers' right and authority shall include, but not be limited to, the right and authority to enter into and to execute, acknowledge and deliver binding contracts and documents in the name of and on behalf of the Company and to delegate power and authority to take designated action(s) to any Member, group of Members, or employees.

                (b) Notwithstanding any provision hereof to the contrary, the annual operating budget of the Company and any new Company projects shall require unanimous approval of the Managers.

        4.3 Legal and Regulatory Compliance by the Company. The Managers shall take all reasonable actions that may be necessary or appropriate for the continuation of the Company's valid existence as a limited liability company under the laws of the State and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged.

        4.4     Election, Tenure, and Removal of Managers.

                (a) The Members hereby unanimously elect Joseph Safina as the initial Manager of the Company, to exercise the powers of a Manager under this Agreement until he resigns as a Manager, is removed pursuant to the terms hereof or his successor is selected by the Members.

                (b) Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein.

                (c) In any election of Managers, each Member shall be entitled to cast that number of votes equal to the number of Managers on the Board of Managers times the number of Units held by such Member, which votes may be cast for a single candidate or divided among two or more candidates, at the Member's discretion. The candidates with the greatest aggregate number of votes shall be elected to the Board of Managers.

                (d) Any Manager may be removed by the Members; provided that no Manager may be removed if the number of votes cast against such removal would have been sufficient to elect a Manager at a meeting of Members called for the purpose of electing a new Board of Managers.

        4.5     Actions of the Managers; Meetings.

                (a) Unless otherwise required by law or provided in the Certificate or this Agreement, the act of a Majority of the Managers shall be the act of the Managers.

                (b) Meetings of the Managers may be held at such place or places as shall be determined from time to time by resolution of the Managers. At all meetings of the Managers, business shall be transacted in such order as shall from time to time be determined by resolution of the Managers. A Majority of the Managers shall constitute a quorum for any meeting.

                (c) Special meetings of the Managers may be called by any Manager on at least 24 hours notice to each other Manager. Such notice need not state the purpose or purposes of, or the business to be transacted at, such meeting, except as may otherwise be required by law or provided for by the Certificate or this Agreement.

                (d) The Managers may act by written consent of a Majority of the Members in lieu of a meeting.

        4.6 Delegation of Authority and Management Power to the Officers; Retained Authority and Status Under the Act.

                (a) The Managers shall be responsible for the general policies of the Company and the management of its business and affairs, but they shall not be required to conduct the day-to-day business of the Company personally, nor will any individual Manager, acting alone in such capacity, have agency authority to bind the Company unless specifically authorized by the Managers acting as a body. Concurrently with the Effective Date, the initial Members and Managers hereby exercise their power and authority to delegate their rights and powers to manage the Company and control its day-to-day business and affairs to the Officers named on Schedule B hereto and their duly elected successors then serving from time to time, each of whom when properly authorized pursuant to the terms hereof or the Act shall be an agent for the Company with the powers typically possessed by an officer of a corporation having the same title or as specified in any enabling resolution of the Managers. The Officers shall have such powers and duties to conduct the day-to-day business and affairs of the Company in furtherance of its purposes, policies and objectives, subject only to the terms of this Agreement and to the rights of approval reserved herein to the Managers or the Members, as the case may be.

                (b) A person may hold more than one office in the Company. Officers may but need not be Members or Managers. Each Officer shall hold office at the pleasure of the Managers or until his or her failure to qualify for such position pursuant to the terms hereof, death, resignation, or removal with or without cause by a Majority Vote of the Managers.

                (c) Pursuant to the Act, the delegation effected hereby shall not cause the Members or Managers to cease to be "members" or "managers," as the case may be, within the meaning of the Act. All specific references to the duties and powers of the Company or the Managers as stated herein shall, unless the Act or the context of this Agreement expressly requires otherwise, be deemed to refer to the duties and powers of the Officers exercising their delegated powers, and the Officers shall fulfill and exercise such powers in furtherance of the Company's purposes, policies and objectives, subject only to the express approvals required hereby or by applicable law.

        4.7     Managers' and Officer's Standard of Care.

                (a) The Managers and Officers shall carry out their duties and exercise their powers hereunder in good faith and in a manner reasonably believed by them to be in or not inconsistent with the best interests of the Company. No Manager or Officer shall be liable to the Company or any Member for honest mistakes of judgment or negligence in managing the affairs of the Company or with respect to any other matter or for the negligence (whether of omission or commission), dishonesty or bad faith of any employee or agent of the Company, provided that such employee or agent was selected, engaged, retained and supervised by the Managers or Officer in question with reasonable care. In discharging its duties, each Manager and Officer shall be fully protected in relying in good faith upon the records required to be maintained under this Agreement and upon such information, opinions, reports or statements by any of its other Managers, of Officers, or other agents, or by any other Person, as to matters the Managers reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the Assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of Assets from which Distributions to Members might properly be paid.

        4.8 Liability and Indemnification of the Managers, Officers and Tax Matters Partner.

                (a) No Person acting in his capacity as a Manager or an Officer of the Company, or the Tax Matters Partner, shall be personally liable to the Company or its Members for money damages unless the Manager or Officer has breached or failed to perform his or her duties under this Agreement and such breach or failure constitutes self-dealing, willful misconduct or recklessness. No amendment of this Agreement or repeal of any of its provisions shall limit or eliminate the benefits provided to the Managers, Officers and Tax Matters Partner under this Section with respect to any act or omission which occurred prior to such amendment or repeal.

                (b) The Company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless the Officers of the Company, the Managers, the Authorized Person, the Tax Matters Partner, and each director, manager, officer and employee thereof or Person who is deemed to control either the Company or a Manager (hereinafter collectively referred to as "INDEMNITEES") from and against any losses, claims, damages, liabilities or actions, joint or several, to which such Indemnitees may be subject by virtue of any act performed by such Indemnitee, or omitted to be performed by any such Indemnitee, in connection with the business of the Company or its formation, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and shall reimburse each such Indemnitee for any legal or other expenses reasonably incurred by such Person in connection with investigating, defending or preparing to defend any such loss, claim, damage, liability or action, except with respect to any matter as to which such Indemnitee shall not have acted in good faith in the reasonable belief that his or her action was in the best interest of the Company or, in the case of any criminal proceeding, as to which he or she shall have had reasonable cause to believe that the conduct was unlawful; provided, however, that the Company shall not be liable to any Indemnitee to the extent that in the final judgment of a court of competent jurisdiction such loss, claim, damage, liability or action is found to arise from such Indemnitee's willful misconduct or recklessness. Notwithstanding the foregoing, with respect to any action, suit or other Proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by Majority Vote of the Managers.

                (c) Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (1) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such Indemnitee is entitled to indemnification hereunder or, (2) in the absence of such a decision, by (i) a Majority Vote of those Managers who are neither Interested Persons of the Company nor parties to the Proceeding ("DISINTERESTED NON-PARTY MANAGERS") that the Indemnitee is entitled to indemnification hereunder, or (ii) if such vote is not obtainable because of the lack of Disinterested Non-Party Managers, or even if obtainable, if such majority so directs, independent legal counsel, in a written opinion, concludes that the

Indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any Proceeding shall be authorized and made in accordance with Subsection (d) of this Section.

                (d) Subject to any limitations provided by the Act and this Agreement, the Company shall have the power and authority to advance expenses to any Indemnitee, and shall advance such expenses to the fullest extent permitted by law, and may indemnify other Persons providing services to the Company or any of its Affiliates to the full extent provided by law as if the Company were a corporation organized under the Pennsylvania Business Corporation Law, provided in either event that such advance or indemnification has been approved by a majority of the Managers.

                                    ARTICLE 5
                      RIGHTS AND OBLIGATIONS OF THE MEMBERS

        5.1 Management Rights of the Members. Except as expressly provided in this Agreement or the Act, the Members shall take no part in the management of the business of the Company or transact any business for the Company and shall have no power to sign for or bind the Company.

        5.2     Meetings.

                (a) Meetings of the Members for any proper purpose or purposes may be called at any time by the Managers or the Members. If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a special meeting is the date any Member first signs the notice of such meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) required by this Agreement may be conducted at a special meeting of the Members.

                (b) Unless otherwise specifically provided herein, a Majority Vote by the Members at a meeting of the Members shall be the act of the Members.

                (c) All meetings of the Members shall be held at the principal place of business of the Company or at such other place within or without the State as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all Members may participate in any such meeting by any means permitted under Section 5.3.

                (d) The chairman of the meeting or the Members shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the Members, such time and place shall be determined by agreement of the Members. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

        5.3     Action by Written Consent or Telephone Conference.

                (a) Any action required or permitted to be taken at any meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of not less than the minimum Units that would be necessary to take such action at a meeting at which the holders of all Units entitled to vote on the action were present and voted.

                (b) Members may participate in and hold a meeting by means of conference telephone, video conferencing or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in Person at such meeting, except where a Person participates in the meeting for the express purpose of objection to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        5.4 Corporate Conversion. In the event the Managers determine that it is in the best interests of the Company's business for the Company to be reorganized as a corporation (a "REORGANIZATION"), each of the Members agrees to execute such documents, vote their respective Units or take such other actions as are required or determined to be desirable by the Managers to accomplish such Reorganization.

        5.5 Members' Representations and Warranties. Each Member hereby represents and warrants to the Company and each other Member that:

                (a) it is duly organized, validly existing, and in good standing under the law of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein);

                (b) it has full corporate power and authority to execute and agree to this Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders or other Persons necessary for the due authorization, execution, delivery, and performance of this Agreement and its obligations hereunder by that Member have been duly taken;

                (c)     it has duly executed and delivered this Agreement; and

                (d) its authorization, execution, delivery, and performance of its obligations hereunder does not and will not violate the terms of or require the consent or approval of any other Person under the terms of any other agreement or arrangement to which it is a party or by which it is bound.

                                    ARTICLE 6
                                CAPITAL ACCOUNTS

        6.1     Capital Accounts.

                (a) General. There shall be established on the books of the Company a capital account ("CAPITAL ACCOUNT") for each Member that shall consist of such Member's initial Capital Contribution to the Company made pursuant to this Agreement, (i) increased by (1) any additional Capital Contributions made by such Member, and (2) any additions to the Capital Account of such Member pursuant to allocations of Net Profits under Section 8.1 hereof; (ii) decreased by (1) any distributions made to such Member, and (2) any subtractions from the

Capital Account of such Member pursuant to allocations of Net Losses under
Section 8.2 hereof; and (iii) otherwise adjusted in accordance with the tax accounting principles set forth in Treasury Regulations Section
1.704-1(b)(2)(iv) (including, but not limited to, those principles concerning revaluations of Company property and book-ups pursuant to Section 6.2 hereof).

                (b) Accounting for Distributions in Kind. For purposes of maintaining Capital Accounts, when Company property is distributed in kind, (i) the Company shall treat such property as if it had been sold for its Fair Market Value on the date of distribution, (ii) any difference between the Fair Market Value of such property and the cost of such property shall constitute Net Profit or Net Loss attributable to such distribution and shall be allocated to the Capital Accounts of the Members pursuant to Article8 and (iii) all property distributed in kind by the Company to a Member shall reduce that Member's Capital Account by the Fair Market Value of such property on the date of distribution (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to pursuant to Section 752 of the Code).

                (c) Compliance with Treasury Regulations. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 704(b) of the Code and Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations. In the event that the Managers shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such regulations, the Managers may make such modification.

        6.2 Book-Ups. The Managers may adjust the Gross Asset Values of all the Company's assets to equal their respective gross fair market value as determined by the Managers as of the following times:

                (a) (i) the acquisition of an additional interest by any new or existing Member in exchange for more than a de minimis Capital Contribution;
(ii) the distribution by the Company to a Member of property as consideration for all or any part of an interest owned by the Member; (iii) at such times as the Managers shall determine in order to carry out the purposes for which the Company is established, and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the Managers determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                (b) the distribution of any Company asset to any Member, which distribution shall be treated as made for an amount equal to the gross fair market value of such asset on the date of distribution; and

                (c) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted bases of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and
Section 754 of the Code; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Subsection (c) to the extent the Managers determine that an adjustment pursuant to Subsection (a) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Subsection (c).

                                    ARTICLE 7
                                  DISTRIBUTIONS

        7.1 Tax Distributions. Subject to this Section 7.1, the Managers may in their sole discretion cause the Company to distribute to each Member in cash, with respect to any fiscal year, either during such year or prior to the deadline to filing the Company's tax returns for such year, as such deadline may be extended, an amount equal to the aggregate state and federal income tax liability such Member would have incurred as a result of such Member's ownership of an interest in the Company, calculated (i) as if such Member were taxable at the maximum marginal income tax rates provided for with respect to natural persons under applicable federal and state income tax laws as determined from time to time by the Managers after consulting with accountants to the Company and (ii) as if allocations from the Company were, for such year, the sole source of income and loss for such Member (such distributions being referred to herein as "TAX DISTRIBUTIONS"). Tax Distributions made to any Member with respect to any fiscal year shall be reduced by the amount of any other cash distributions made by the Company to such Member during such fiscal year or within 90 days thereafter, provided, however, that for purposes of this clause, any Tax Distribution made within 90 days after the beginning of any fiscal year with respect to a prior year shall not be accounted for as a Tax Distribution for the fiscal year in which it was made. Any Tax Distribution shall be applied against and reduce the amount a Member otherwise would be entitled to receive pursuant to Section 7.3 hereof.

        7.2 Timing of Distributions. The Managers may cause the Company to make other distributions, in cash or in kind, in their sole discretion, subject to the other provisions of this Article 7. Except as otherwise provided in
Section 7.1 of this Agreement with respect to Tax Distributions, all Distributions shall be made to the Members in proportion to their respective Percentage Interests.

        7.3 Distributions on Dissolution. In the event of the dissolution and liquidation of the Company pursuant to Article13, the net cash proceeds and/or other assets of the Company available for distribution after the payment of all expenses and previously outstanding indebtedness (or set aside for the establishment by the Managers of reserves) shall be distributed among the Members in the amounts and with the priorities set forth in Section 8.3 of this Agreement. If any of the assets are to be distributed in kind, the Fair Market Value of such assets shall be determined as of the time of such distribution (or at such other day reasonably close to the day of such distribution as the Managers shall determine). There shall be allocated among the Members, in accordance with Article 8 of this Agreement, the amount of Net Profits or Net Losses, if any, that would have been realized by the Company if such assets had been sold by the Company for prices equal to their respective Fair Market Values.

        7.4 Taxes Withheld. Unless treated as a Tax Payment Loan (as hereinafter defined), any amount paid by the Company for or with respect to any Member on account of any withholding tax or other tax payable with respect to the income, profits or distributions of the Company pursuant to the Code, the Treasury Regulations, or any state or local statute, regulation or ordinance requiring such payment (a "WITHHOLDING TAX ACT") shall be treated as a distribution to such Member for all purposes of this Agreement, consistent with the character or source of the income, profits or cash which gave rise to the payment or withholding obligation. To the extent that the amount required to be remitted by the Company under the Withholding Tax Act exceeds the amount then otherwise distributable to such Member, the excess shall constitute a loan from the Company to such Member (a "TAX PAYMENT LOAN") which shall be payable upon demand and shall bear interest, from the date that the Company makes the payment to the relevant taxing authority, at the Prime Rate, plus two percentage points, compounded monthly. So long as any Tax Payment Loan or the interest thereon remains unpaid, the Company shall make future distributions due to such Member under this Agreement by applying the amount of any such distribution first to the payment of any unpaid interest on all Tax Payment Loans of such Members and then to the repayment of the principal of all Tax Payment Loans of such Member.

        The Managers shall have the authority to take all actions necessary to enable the Company to comply with the provisions of any Withholding Tax Act applicable to the Company and to carry out the provisions of this Section. Nothing in this Section shall create any obligation on the Managers to advance funds to the Company or to borrow funds from third parties in order to make any payments on account of any liability of the Company under the Withholding Tax Act.

                                    ARTICLE 8
                     ALLOCATION OF NET PROFITS OR NET LOSSES

        8.1 Allocation of Net Profits. After giving effect to the Regulatory Allocations set forth in Section 9.3 of this Agreement, Net Profits for any fiscal year or other period of the Company will be credited to the Capital Accounts of the Members in the following order of priority:

                (a) First, to the Members, in accordance with their respective Percentage Interests, in an amount sufficient to reverse the cumulative amount of any Net Losses allocated to the Members in the current and all prior fiscal years, first pursuant to the proviso after Section 8.2(b) of this Agreement, and second pursuant to Section 9.2(b) of this Agreement, allocated to each Member in the order and in proportion to the allocation of such Net Losses to such Member; and

                (b) Thereafter, one hundred percent (100%) to the Members in accordance with their Percentages Interests.

        8.2 Allocation of Net Losses. After giving effect to the Regulatory Allocations set forth in Section 9.3 of this Agreement, Net Losses for any fiscal year or other period will be charged to the Capital Accounts of the Members in the following order of priority:

                (a) First, to the Members in accordance with their respective Percentage Interests to reverse the cumulative amount of Net Profits allocated under Section 9.1(b) of this Agreement in the current and all prior fiscal years; and

                (b) Second, one hundred percent (100%) to the Members in accordance with their respective Percentage Interests;

provided, however, that Net Losses that otherwise would be allocated to the Members in accordance with their respective Percentage Interests will not be allocated to any Member if such Net Losses would result in or increase an Adjusted Capital Account Deficit with respect to such Member and any Net Losses that cannot be allocated to any Member as a result of this proviso shall be allocated first to the Capital Accounts of the other Members in proportion to the positive balances in their respective Capital Accounts until all such Capital Accounts are reduced to zero, and then to the Members in accordance with their respective Percentage Interests.

        8.3 Regulatory Allocations. The following special allocations shall be made in the following order:

                (a) Company Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, in the event there is a net decrease in Company Minimum Gain during a Company taxable year, each Member shall be allocated items of income and gain for such year (and, if necessary, for subsequent years) equal to that Member's share of the net decrease in Company Minimum Gain.

                        (i) The determination of a Member's share of the net decrease in Company Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g).

                        (ii) The items to be specially allocated to the Members in accordance with this Section 8.3(a) shall be determined in accordance with Regulations Section 1.704-2(f)(6).

                        (iii) This Section 8.3(a) is intended to comply with the Minimum Gain chargeback requirement set forth in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                (b) Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, in the event there is a net decrease in Member Minimum Gain during a Company taxable year, each Member who has a share of that Member Minimum Gain as of the beginning of the year, to the extent required by Regulations Section 1.704-2(i)(4) shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) equal to that Member's share of the net decrease in Member Minimum Gain.

                        (i) Allocations pursuant to this Subsection 8.3(b) shall be made in accordance with Regulations Section 1.704-2(i)(4). This Subsection 8.3(b) is intended to comply with the requirement set forth in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                (c) Qualified Income Offset Allocation. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), which would cause such Member to have an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. This Section 8.3(c) is intended to constitute a "qualified income offset" in satisfaction of the alternate test for economic effect set forth in Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                (d) Allocation of Nonrecourse Deductions. Nonrecourse Deductions (within the meaning of Section 1.704-2(b)(1) of the Regulations) shall be allocated to the Members in accordance and on the same basis as the allocations of Net Profits and Net Losses, as the case may be.

                (e) Allocation of Member Nonrecourse Deductions. Member Nonrecourse Deductions (within the meaning of Section 1.704-2(i) of the Regulations) shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt (within the meaning of Section 1.704-2(b)(4) of the Regulations) to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Regulations.

                (f)     Regulatory Allocations. The allocations set forth in
Section 8.3 of this Agreement (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of Treasury Regulations Section 1.704. Notwithstanding any other provisions of this Article 8 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating subsequent Net Profits, Net Losses and items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of subsequent Net Profits, Net Losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this
Article 8 if the Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 8.3(f) shall be made only to the extent the Managers reasonably determine that such allocations will otherwise be inconsistent with the economic agreement among the Members.

        8.4 Section 704(c) Tax Allocations. In the event that the Capital Account of any Member is credited with or adjusted to reflect the Fair Market Value of a Company property or properties, the Members' distributive shares of depreciation, depletion, amortization, and gain or loss, as computed for tax purposes, with respect to such property, shall be determined pursuant to Section 704(c) of the Code and the Regulations thereunder, so as to take account of the variation between the adjusted tax basis and book value of such property. Any deductions, income, gain or loss specially allocated pursuant to this Section
8.4 shall not be taken into account for purposes of determining Net Profits or Net Losses or for purposes of adjusting a Member's Capital Account.

        8.5 Assignment During Fiscal Year. If a Member's interest in the Company is transferred at any time other than at the end of a fiscal year of the Company, each item of income, gain, loss, deduction and credit attributable to such interest for the fiscal year in which the transfer occurs shall be divided and allocated between the transferor and the transferee based on a closing of the books by the Company which shall occur on the closing date of the transfer.

                                    ARTICLE 9
                             ACCOUNTING; TAX MATTERS

        9.1 Fiscal Year. The fiscal year of the Company ("FISCAL YEAR") shall begin on January 1 and shall end on December 31 of each year.

        9.2 Books of Account. At all times during the existence and continuance of the Company, the Managers shall cause to be kept accurate, complete, and proper books, records, and accounts pertaining to the Company's affairs, including: (a) a list of all Members, Capital Contributions, Units outstanding, Percentage Interests, and Capital Accounts; (b) copies of the Company's Federal and state tax returns and financial statements; (c) the Company's books and records; and (d) such other records as are required by law to be kept. Such books and records shall be kept on the accrual basis of accounting.

        9.3 Financial Reports. Within ninety (90) days after the end of each fiscal year of the Company, the Managers shall cause to be prepared and furnished to each Member (i) the balance sheet of the Company dated as of the end of the fiscal year then ended; (ii) a related statement of cash flow and income or loss for the Company for the same year; and (iii) such other information as is required by the Act. These financial statements must be prepared in accordance with generally accepted accounting principles (except as therein noted). The Managers may from time to time in his or her discretion provide to Members interim balance sheets, income statements and other reports and information concerning the Company's operations.

        9.4 Preparation and Filing of Income Tax Returns and Other Writings. The Managers shall cause the preparation and timely filing of all Company tax returns, shall on behalf of the Company make such tax elections, determinations, and allocations as appear to be appropriate, and shall timely make all other filings required by any governmental authority having jurisdiction to require such filing, the cost of which shall be borne by the Company. The Managers shall also cause to be delivered to the Members, prior to the deadline for filing the Company's federal income tax return for each tax year of the Company (including extensions), a Form K-1 prepared by the Company's accountants. This form shall show the allocation of Taxable Income or Tax Loss of the Company including all separately stated items, to each Member.

        9.5 "Tax Matters Partner." A Manager appointed by the Managers shall be the Tax Matters Partner of the Company pursuant to Section 6231(a)(7) of the Code.

                                   ARTICLE 10
              TRANSFER OF MEMBERSHIP INTERESTS; SUBSTITUTED MEMBERS

        10.1 Non-Complying Transfers Prohibited. No Member may Transfer, exchange, gift, devise, pledge, hypothecate, encumber or otherwise alienate or dispose of any Units now owned by such Member or owned by such Member during the term of this Agreement, or any right or interest therein, whether voluntarily or involuntarily, by operation of law or otherwise, except in accordance with this Agreement. Any such purported Transfer in violation of any provision of this Agreement and all actions by the purported transferor and transferee in connection therewith shall be of no force or effect and the Company shall not be required to recognize such purported Transfer for any purpose, including without limitation for purposes of distribution and voting rights. If any Transfer of Units is made or attempted contrary to the provisions of this Agreement or if any Units are not offered as required by this Agreement, the Company shall have the right to purchase such Units from the owner thereof or such owner's transferee at any time before or after the purported Transfer, as hereinafter provided. In addition to any other legal or equitable remedies the Company may have, the Company may enforce this right by actions for specific performance, to the extent permitted by law.

        10.2    Permitted Transfers.

                (a) Transfers to Permitted Transferees. The restrictions on Transfer contained in this Article 10 shall not apply to transfers to an entity that is 100% owned and controlled by the transferee (collectively, "PERMITTED TRANSFEREES"); provided, however, that in any such event the Units so Transferred in the hands of each such Permitted Transferee shall remain subject to this Agreement, and each such Permitted Transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such Transfer; and provided further, that if any Permitted Transferee does not have material assets other than the transferred Units, the Transferring Partner must agree to restrictions on the Transfer of equity interests in the Permitted Transferee equivalent to the provisions of this Article 10.

                (b) Reasonable Assurances. The Company must receive assurances reasonably satisfactory to it from the transferring Member and that any permitted Transfer (i) may be effected without registration of the Interest under the Securities Act of 1933, as amended, (ii) does not violate any state securities laws; (iii) does not result in an acceleration or default under any loan to the Company or other contractual obligation; (iv) will not have any adverse tax result for the Company; and (v) will not cause the Company to be subject to any additional regulatory requirements (including, without limitation, registration requirements under the Investment Company Act of 1940, as amended). If reasonably requested by the Managers, items (i) - (v) shall be supported by an opinion of legal counsel reasonably acceptable to the Managers. The cost of such opinion and any other such assurances shall be borne by the transferring Member.

        10.3 Right of First Refusal. In the event that a Member (an "OFFERING MEMBER") shall desire to make any Transfer of all or any portion of its Units to another Person, pursuant to the terms of a bona fide offer to purchase such Units, the Offering Member must first notify the Company and each other Member (the "REMAINING MEMBERS") of such intent and offer such Units (the "OFFERED UNITS") for sale to the Company and to the Remaining Members for a period of 30 days on the same terms and conditions as the proposed sale. If the Managers have approved the transfer and if the Offered Units are not purchased by the Company or the Remaining Members, the Offering Member shall be entitled for a 60-day period to transfer his Units to the proposed transferee on the terms and conditions contained in the offer.

        10.4    Mandatory Redemption.

                (a) Upon the occurrence of any of the following (a "TRIGGERING EVENT"):

                        (i)     the dissolution of a non-individual Member;

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

                        (ii)    a Member becoming Bankrupt;

                        (iii) entry of an order of a court of competent jurisdiction ordering the Transfer of any of the Units of any Member to any third party; or

                        (iv) any attempt by a Member to effect a Transfer other than in accordance with the terms hereof;

then all of the Units owned by such Member (the "FORMER MEMBER") shall be subject to redemption by the Company, at its option by written notice to the Former Member within thirty (30 days following receipt by the Company of notice of the Triggering Event, for their Fair Market Value as of the date of the Triggering Event.

                (b) The Fair Market Value shall be determined on the date of the Triggering Event.

                (c) Closing shall occur within ninety (90) days after delivery of written notice from the Company to the Former Member (or its representative) that the Company is exercising its redemption right, at which time the Company shall pay in immediately collectible funds an "initial payment" equal to ten percent (10%) of the redemption price with the balance to be evidenced by delivery of its promissory note providing for payments in sixty
(60) equal monthly installments of principal, each together with floating interest at the applicable federal rate as required under the Code to avoid the imputation of interest, such rate as in effect during the month and year of the date of the Triggering Event; provided, however, that each monthly payment shall not exceed ten percent (10%) of its Available Cash Flow for the most recent month for which information is available. To the extent the Note is not paid in such period, the Note shall automatically extend for such further term as shall be necessary to pay the principal balance of and all accrued interest on the Note. The redemption purchase price, together with interest thereon, shall be paid in equal monthly installments over a period of five years.

        10.5 Transfers Not in Compliance with this Article Void. Any attempted Transfer of Units, or any part thereof, or any document purporting to admit a transferee as a Member that is not in compliance with Article 3 and this
Article 10, shall be, and is declared to be, null and void ab initio.

        10.6 Admission of Substituted Members. If a transferee of Units (a "SUBSTITUTED MEMBER") is admitted pursuant to the terms of Articles 3 and 10 hereof, the Substituted Member shall have all the rights and powers and is subject to all the restrictions and liabilities of the Member originally having the Units.

                                   ARTICLE 11
                      EXCLUSIVE EFFORTS AND NONCOMPETITION

        11.1    Best Efforts and Non-Competition.

                (a) The parties agree to devote their best efforts to further the purpose and affairs of the Company. Each Member hereby covenants that it will devote such of its time and resources, including without limitation the business skill, time and efforts of its personnel, to the business of the

Company as may be reasonably required, and that it shall not enter into any agreement, arrangement, understanding or obligation that would materially interfere with its ability to do so.

                (b) No Member shall directly or indirectly (i) induce or attempt to influence any employee or consultant of the Company or its Affiliates to terminate such employee's or consultant's employment with or engagement by the Company or its Affiliates or (ii) directly or indirectly, engage in any business activity, on its own behalf or as a member, partner, shareholder, director, principal, agent, officer, employee, consultant, or otherwise of any Person, which directly or indirectly competes with any business that the Company is then conducting (or which the Company has definite plans to conduct). However, nothing contained in this Subsection shall prevent a Member from holding for investment not more than two percent (2%) of any class of equity securities of a company whose securities are traded on a national securities exchange or quoted on a national interdealer quotation system.

                (c) Each Member acknowledges that the restrictions contained in the foregoing Subsections (a) and (b) do not impose an undue hardship and, in view of the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injuries to the Company, and each Member therefore acknowledges that, in the event of his or its violation of any of these restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

                                   ARTICLE 12
                          NONDISCLOSURE OF INFORMATION

        12.1 Confidentiality. All disclosures of trade secrets, know-how, financial information, or other confidential information made by the Company to any Member or made by any Member under or in connection with this Agreement, as well as the terms of this Agreement, shall be received and maintained in confidence by the recipient and each Member shall treat all such trade secrets, know-how, financial information or other confidential information as confidential except:

                (a) as to the persons directly responsible for the performance of the obligations of the parties under this Agreement and for the effective operation of the Company;

                (b) as to the professional advisers of the Members and the Company;

                (c) as to such disclosures to customers of the Company as are necessary for the effective carrying on of business by the Company;

                (d) as to such information as is required by law to be disclosed by the Members or the Company; and

                (e) as to such information as is or may fall within the public domain otherwise than in violation of the provisions of this Section 12.1.

        12.2 Duty of Care. Each Member will take such steps as lie within its power to assure that all officers and employees of the Company, or of any Affiliates of the Company or such Member, to whom confidential information is disclosed, take all proper precautions to prevent the unauthorized disclosure and use of the confidential information referenced in Section 12.1.

                                   ARTICLE 13
                                POWER OF ATTORNEY

        13.1 Authority to Execute Documents. During the Term of the Company and (to the extent any Manager remains) during any additional period authorized in accordance with this Agreement to dissolve, liquidate and wind up the affairs of the Company, each of the Members irrevocably designates and appoints the Managers, and any successor of the Managers, and any duly appointed agent of the Managers, with full power of substitution, to be the Member's true and lawful attorney-in-fact with the power from time to time in the name, place, and stead of the Member to do any act necessary to qualify the Company to do business under the laws of any jurisdiction in which it is necessary to file any instrument in writing in connection with such qualification, and to make, execute, swear to and acknowledge, amend, file, record, deliver, and publish in conformance with the provisions of this Agreement (i) the Certificate; (ii) a counterpart of this Agreement or of any amendment hereto for the purpose of filing or recording such counterpart in any jurisdiction in which the Company may own property or transact business; (iii) all certificates and other instruments necessary to qualify or continue the Company as a limited liability company in the State or in any jurisdiction where the Company may own property or be doing business; (iv) any fictitious or assumed name certificate required or permitted to be filed by or on behalf of the Company; (v) any other instrument that is now or may hereafter be required by law to be filed for or on behalf of the Company; (vi) any other instruments or documents that the Managers deem necessary to conduct the operations of the Company; provided that such instrument or document is not inconsistent with the terms of this Agreement in effect at that time; (vii) any document or instrument required to approve or effect a Reorganization described in Section 5.4; (viii) any amendment to this Agreement pursuant to Section 14.1 hereof; and (ix) a certificate or other instrument evidencing the dissolution or termination of the Company when such shall be appropriate in each jurisdiction in which the Company shall own property or do business.

        13.2 Survival of Power. The existence of this Power of Attorney shall not preclude execution of any such instrument by a Member individually on any such matter. This limited Power of Attorney shall not be revoked and shall survive the Transfer by a Member of all or part of its Units in the Company and, being coupled with an interest, shall survive the death, incapacity, or dissolution of the Member to the extent that it may legally contract for such survival. Any person dealing with the Company may conclusively presume and rely upon the fact that any such instrument executed by such agent and attorney-in-fact is authorized, regular, and binding without further inquiry. This Power of Attorney may be exercised for each Member by a signature of the Managers or their designee(s) or by listing the names of all the Members and executing any instrument with the signatures of the Managers or their designee(s) acting as attorney-in-fact for all of them.

                                   ARTICLE 14
                                    AMENDMENT

        14.1 Amendment. Any provision of this Agreement may be amended by written agreement of the Members, provided that no amendment of this Agreement shall, without the consent of the affected Member (i) increase the liability of such Member beyond the liability of such Member expressly set forth in this Agreement or as applicable, its Subscription Agreement, or otherwise modify or affect the limited liability of such Member; (ii) change the maximum Capital Contribution required of such Member (other than as provided in this Agreement or its Subscription Agreement); or (iii) change the method of allocations or Distributions made under the provisions of Articles 7, 8 and 15 hereto to any Member (except as allowed by this Agreement).

                                   ARTICLE 15
                           DISSOLUTION AND WINDING UP

        15.1 Dissolution. The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events:

                (a) the sale of all or substantially all of the Company's assets;

                (b)     the Majority Vote of the Members;

                (c) the removal or resignation of a sole Manager, unless a new Manager is elected by the Members within ninety (90) days thereafter; or

                (d) judicial dissolution of the Company as provided for in the Act.

        15.2 Effect of Dissolution. Upon dissolution, the Company shall cease carrying on (as distinguished from the winding up of) the Company business, but the Company is not terminated and will continue until the winding up of the affairs of the Company is completed and the certificate of dissolution has been issued by the Secretary of State.

        15.3 Distributions Upon Dissolution. Upon dissolution of the Company, the Managers or their designee shall act as liquidating trustee(s) regarding the disposition of the assets for cash and the winding up of its affairs, to pay and discharge all liabilities and obligations of the Company, and to distribute all cash remaining and any assets which cannot be disposed of to the Members in accordance with the priorities set forth in Section 7.3 hereof.

        15.4 Certificate of Dissolution. The winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining assets of the Company have been distributed to the Members in accordance with the terms hereof. Upon the completion of winding up of the Company, a certificate of dissolution shall be delivered by the President or, in his absence, any Manager, or, in their absence, any Member, to the Secretary of State for filing. The certificate of dissolution shall set forth the information required by the Act.

                                   ARTICLE 16
                 ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS

        16.1 Notices. All notices, reports and other communications given pursuant to this Agreement shall be in writing and shall either be mailed by first class mail, postage prepaid, certified or registered with return receipt requested, delivered in person or by nationally recognized overnight courier, or sent by telecopier or prepaid telegram followed by confirmatory letter, to address of the recipient on the records of the Company.

        16.2 Governing Law. THIS AGREEMENT IS MADE PURSUANT TO AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE EXCLUSIVE OF ITS LAWS REGARDING THE CONFLICT OF LAWS, EXCEPT TO THE EXTENT SUCH STATE'S LAW MAY BE PREEMPTED BY APPLICABLE FEDERAL LAWS.

        16.3 Entire Agreement; Rules of Construction. This Agreement contains the entire agreement among the Members relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein; provided, however, that this Agreement may be amended and supplemented in writing from time to time as provided in Section 14.1 hereof.

        16.4    Severability. The provisions of this Agreement are severable.

        16.5 Gender and Number. Whenever required by the context, as used in this Agreement, the singular number shall include the plural, the neuter shall include the masculine or the feminine gender, and the masculine gender shall include the neuter or the feminine gender.

        16.6 Captions. The Article and Section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any Article or Section hereof.

        16.7 Counterparts and Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement for all purposes, and all of which when taken together shall constitute one Agreement among each of the parties hereto on the dates respectively indicated in the signatures of the parties.

        16.8 Waiver of Right to Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that he may have to maintain any action for partition with respect to a Company asset.

        16.9 Assigns. Each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, executors, administrators and assigns.

        16.10 Rights of Creditors and Third Parties under this Agreement. This Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members, and their successors and assignees. The Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under the Agreement, any Subscription Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

                  [Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as the Members as of the day and year first written above.

                                             TRIMEDIA ENTERTAINMENT GROUP, INC.


                                             By:
                                                 -------------------------------
                                                 Christopher Schwartz, CEO


                                             INTERNATIONAL EQUITIES GROUP, INC.


                                             By:
                                                 -------------------------------
                                                 Joseph Safina, CEO

                                   SCHEDULE A
                        MEMBERS AND CAPITAL CONTRIBUTIONS

                                               CAPITAL
                     MEMBERS                 CONTRIBUTION    UNITS
        ----------------------------------   ------------    -----

        TRIMEDIA ENTERTAINMENT GROUP, INC.                      --

        ITNERNATIONAL EQUITIES GROUP, INC.                      --

                                   SCHEDULE B
                                INITIAL OFFICERS

Joseph Safina - Chairman and Chief Executive Officer